UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2023

DERMATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3525 Del Mar Heights Rd., #322 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

(858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On November 16, 2023, Dermata Therapeutics, Inc. (the “Company”) entered into an inducement offer letter agreement (the “Inducement Letter”) with a holder (the “Holder”) of certain of its existing warrants to purchase up to an aggregate of 3,472,095 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued to the Holder on (i) April 25, 2022 (as amended on March 20, 2023, the “April 2022 Warrants”) and (ii) March 20, 2023 (the “March 2023 Warrants” and together with the April 2022 Warrants, the “Existing Warrants”). The Existing Warrants had an exercise price of $2.82 per share.

Pursuant to the Inducement Letter, the Holder agreed to exercise for cash its Existing Warrants at a reduced exercise price of $0.6511 per share in consideration for the Company’s agreement to issue in a private placement (i) new series A common stock purchase warrants (the “New Series A Warrants”) to purchase up to 3,707,944 shares of Common Stock (the “New Series A Warrant Shares”) and (ii) new series B common stock purchase warrants (the “New Series B Warrants” and together with the New Series A Warrants, the “New Warrants”) to purchase up to 3,236,246 shares of Common Stock (the “New Series B Warrant Shares” and together with the New Series A Warrant Shares, the (“New Warrant Shares”), as described below.

The closing of the transactions contemplated pursuant to the Inducement Letter is expected to occur on or about November 20, 2023 (the “Closing Date”), subject to satisfaction of customary closing conditions. The Company expects to receive aggregate gross proceeds of approximately $2.26 million from the exercise of the Existing Warrants by the Holder, before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds for general corporate purposes, which includes, without limitation, ongoing research and pre-clinical studies, clinical trials, the development of new biological and pharmaceutical technologies, investing in or acquiring companies that are synergistic with or complementary to our technologies, licensing activities related to our current and future product candidates, and to the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, licensing activities, or the acquisition of other businesses and working capital.

The Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent in connection with the transactions summarized above and has agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received from the Holder’s exercise of its Existing Warrants, as well as a management fee equal to 1.0% of the gross proceeds from the exercise of the Existing Warrants, pursuant to that certain engagement letter, by and between the Company and the Placement Agent, dated as of September 30, 2023 (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company agreed to reimburse the Placement Agent for its expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants of: (i) $25,000 for its non-accountable expenses and (ii) and $15,950 for its clearing costs. The Company also agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 243,047 shares of Common Stock (the “Placement Agent Warrant Shares”). The Placement Agent Warrants will have substantially the same terms as the New Series A Warrants, except that the Placement Agent Warrants will have an exercise price equal to $0.8139.

The resale of the shares of Common Stock underlying the April 2022 Warrants has been registered pursuant to an existing registration statement on Form S-1 (File No. 333-264668), declared effective by the Securities and Exchange Commission (the “SEC”) on May 13, 2022, and the issuance of the shares of Common Stock underlying the March 2023 Warrants has been registered pursuant to an existing registration statement on Form S-1 (File No. 333-270195), declared effective by the SEC on March 16, 2023.

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The Company has agreed to file a registration statement on Form S-3 providing for the resale of the New Warrant Shares (the “Resale Registration Statement”), as soon as practicable after the Closing Date, and to use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC within 90 days following the date of the Inducement Letter and to keep the Resale Registration Statement effective at all times until the Holder no longer owns any New Warrants or New Warrant Shares.

Pursuant to the Inducement Letter, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until forty-five (45) days after the Closing Date. The Company has also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Inducement Letter) until one (1) year after the Closing Date (subject to certain exceptions).

Terms of the New Warrants

Duration and Exercise Price

Each New Warrant will have an exercise price equal to $0.6511 per share. The New Series A Warrants will be exercisable on or after the Stockholder Approval Date (as defined below) until the five-year anniversary of the date of issuance. The New Series B Warrants will be exercisable on or after the Stockholder Approval Date until the 28-month anniversary of the date of issuance. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Common Stock and the exercise price.

Stockholder Approval

Pursuant to Nasdaq Listing Rule 5635(d), the exercise of the New Warrants is subject to stockholder approval (the “Stockholder Approval”). The Company agreed to convene a stockholders’ meeting on or before 90 days following the Closing Date, to obtain such approval.

Exercisability

Subject to the receipt of the Stockholder Approval, the New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to the Company.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the New Warrants.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of Common Stock, such holder of New Warrants does not have the rights or privileges of a holder of Common Stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on shares of Common Stock.

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Fundamental Transactions

If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effect a Fundamental Transaction (as defined in the New Warrants), a holder of New Warrants will be entitled to receive, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by such holder of the number of shares of Common Stock for which the New Warrants are exercisable immediately prior to the Fundamental Transaction. As an alternative, and at the holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the New Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the New Warrants) of the remaining unexercised portion of the New Warrants on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The New Warrants may be modified or amended, or the provisions of the New Warrants waived with the Company’s and the holder’s written consent.

The forms of Inducement Letter, New Warrant and Placement Agent Warrant are attached as Exhibits 10.1, 4.1 and 4.2, respectively. The descriptions of the terms of the Inducement Letter, the New Warrants and the Placement Agent Warrants are not intended to be complete and are qualified in their entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Company issued a press release on November 16, 2023 announcing the entering into of the Inducement Letter which press release is attached as Exhibit 99. 1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The New Warrants, Placement Agent Warrants, New Warrant Shares and Placement Agent Warrant Shares have not been registered under the Securities Act and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The description of the New Warrants and the Placement Agent Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of New Warrant.
4.2	Form of Placement Agent Warrant.
10.1	Form of Inducement Letter.
99.1	Press Release of the Company, dated November 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2023	DERMATA THERAPEUTICS, INC.

	By:	/s/ Gerald T. Proehl
Gerald T. Proehl
President, Chairman and Chief Executive Officer

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